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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 22, 2004



                               GETTY REALTY CORP.
               (Exact name of registrant as specified in charter)


        Maryland                      001-13777                  11-3412575
 (State of Organization)             (Commission               (IRS Employer
                                     File Number)            Identification No.)


125 Jericho Turnpike, Suite 103,
Jericho, New York

                                                                  11753
(Address of principal executive offices)                        (Zip Code)


       Registrant's Telephone Number, including area code: (516) 478-5400



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.     Other Events.

         Getty Realty Corp., a Maryland corporation ("Getty"), on April 22, 2004, reported that it has implemented a Dividend Reinvestment/Stock Purchase Plan for Shareholders.

         The Plan allows Getty shareholders to increase their investment in the company conveniently and economically. The Plan permits shareholders to automatically reinvest cash dividends, and make optional cash contributions, to purchase additional shares of Getty common stock without incurring any brokerage commissions or administrative fees.

         Additionally, Getty shareholders now may elect to have their cash dividends deposited directly into their banking or brokerage accounts in lieu of receiving dividend checks in the mail.

         A description of the Dividend Reinvestment/Stock Purchase Plan, together with enrollment information, and information regarding the direct deposit alternative, will be mailed to registered shareholders next week and also may be obtained from Getty's transfer agent, Registrar and Transfer Company at 1-800-368-5948.

          On April 22, 2004, Getty issued a press release announcing the implementation of a Dividend Reinvestment/Stock Purchase Plan for Shareholders, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit
Number         Description
------         -----------
99.1           Press Release, dated April 22, 2004, issued by Getty Realty Corp.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              Getty Realty Corp.
                                              (Registrant)



Date:  April 23, 2004                         By: /s/ Andrew M. Smith
                                                 ---------------------------
                                                    Andrew M. Smith
                                                    Vice President,
                                                    General Counsel and
                                                    Corporate Secretary




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                                  EXHIBIT INDEX



                                                           Sequentially
Exhibit No.          Description                           Numbered Page
--------------       ----------------                      ------------------

99.1                 Press Release dated April 22, 2004.